EXHIBIT 10.18
STOCK REDEMPTION AGREEMENT

                THIS AGREEMENT  is entered into this 14th day of March, 2005, by and between David G. Kreher (“David”) and Pamela Kreher (“Pamela”), individuals residing at 1216 Saddle Crest Road, Wildwood, Missouri 63038 (hereinafter sometimes referred to together as “Sellers”) and Reliv International, Inc., a Delaware corporation, having its principal place of business at 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri (the “Company).

                WHEREAS, Sellers are the owners of 450,000 shares of the common stock of the Company (such shares hereinafter referred to as the “Shares”) owned as follows:

David G. Kreher and Pamela S. Kreher	384,128 Shares
Pamela S. Kreher	65,872 Shares

                WHEREAS, Sellers desire to sell and Company desires to purchase and redeem all of the Shares on the terms and conditions provided herein.

                NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

                1.             Sale and Purchase of Shares.  Subject to and on the terms and conditions hereof, in reliance on the representations and warranties herein and for the consideration herein, Sellers agree to sell to the Company, and the Company agrees to purchase and redeem from Sellers, all of the Shares at the price and on the terms provided herein.

                2.             Purchase Price.  The aggregate purchase price for all of the Shares shall be $4,050,000, or $9.00 per share.

                3.             Payment.  In full payment of the purchase price hereunder, the Company shall deliver to each of Sellers in accordance with their interests at the Closing duly executed Promissory Notes in the form attached hereto as Exhibits A and B in the principal sum of $3,457,152 and $592,848, respectively, the Promissory Note provided for as Exhibit A bearing interest at the rate of Four Percent (4%) per annum. Payment of the Purchase Price herein shall be made against, and is subject to the condition of, delivery to the Company of certificates for all of the Shares, duly endorsed in blank, by Sellers.

                4.             Closing and Transfer.  The Closing of the transactions provided for herein shall be held at the offices of the Company on March 14, 2005. At the Closing:

4.1 the Company shall deliver to each of Sellers duly executed Promissory Notes in the form attached hereto as Exhibits A and B;
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4.2 Sellers shall deliver to the Company a certificate or certificates representing all of the Shares duly endorsed in blank or with stock power attached endorsed in blank.

               Effective at the time of Closing, the Company shall be entitled to transfer all of the Shares on the books of the Company.

                5.            Representations and Warranties of Kreher.  Sellers each represent and warrant to the Company, to the best of their knowledge and belief, as of the date hereof and as of the date of Closing, and acknowledge and agree as follows:

5.1 Sellers are the sole owner of, and have good and marketable title to, the Shares free and clear of any and all contracts, options, commitments, agreements, liens, claims or encumbrances whether or not of record,

5.2 Sellers have the full right, power and authority to sell and transfer the Shares in accordance with the terms hereof.

5.3 Sellers represent, warrant, acknowledge and agree that: (i) each of Sellers is fully informed concerning the business, condition, financial and otherwise, assets, operations and prospects of the Company; (ii) David is a senior executive officer of the Company and has full access to, and knowledge of, any and all material information concerning the Company; (iii) the Company has filed all reports required by it to be filed with the Securities and Exchange Commission, including all Reports on Form 10-K and Form 10-Q and Sellers have read and have knowledge of all of such reports, and (iv) during the period payments are being made to Sellers under the Promissory Note issued hereunder, and thereafter, the market value of the Company’s common stock as traded on the Nasdaq Stock Market, or otherwise, many increase to an amount in excess of the purchase price for the Shares, and nevertheless, Sellers have determined and desire to sell the Shares on the terms and at the price provided herein.

                The representations and warranties of Sellers herein shall survive the Closing for a period of five years from the date thereof.

                6.            Representations and Warranties of the Company.  The Company represents and warrants to Sellers as of the Closing, as follows:

6.1 The Company has all necessary corporate power and authority to enter into this Agreement, and the Promissory Notes provided for herein, and to perform its obligations hereunder and thereunder and each have been duly and validly authorized by proper action of the Board of Directors of this Company. This Agreement, and the Promissory Notes provided for herein, each have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms;
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6.2 The Company has filed all Reports required by it to be filed with the Securities and Exchange Commission, including all Reports on Form 10-K and Form 10-Q.

6.3 The Company has filed, or shall timely file, and make any and all reports or disclosures, required to be made or filed, concerning or related to this Agreement and the transactions provided for herein;

6.4 The Company acknowledges that during the period payments are being made to Sellers under the Promissory Notes issued hereunder, and thereafter, the market value of the Company’s common stock as traded on the Nasdaq Stock Market, or otherwise, many decrease to an amount below the purchase price for the Shares, and nevertheless, the Company has determined and desires to purchase the Shares on the terms and at the price provided herein.

7. Indemnification of Sellers.

               The Company agrees that it shall indemnify, hold harmless and defend each of Sellers against any and all loss, claim, damage or liability (which shall include, but not be limited to, all costs of defense and attorneys fees), to which Sellers or either of them may become subject by reason of any claim, action or proceeding made or instituted by any third party arising out of or in connection with this Agreement or the transactions provided for herein. With respect to any action, claim or proceeding as to which Sellers, or either of them, shall be entitled to indemnification hereunder, the Company shall not make any settlement thereof without the consent of Sellers, which consent shall not unreasonably be withheld.

                8.             Specific Enforcement.

                The obligations of Sellers hereunder are of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value so that the loss of the Shares or violation by Sellers of this Agreement could not reasonably or adequately be compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, the Company shall have the right to compel specific performance hereof by Sellers or to obtain injunctive relief against violations hereof by Sellers.

                9.             Further Assurances. Sellers and the Company shall take such other and further actions, execute such other and further documents as shall be reasonably necessary or appropriate to effect and consummate the sale contemplated herein.

                10.           Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or personally mailed, certified mail, return receipt requested, postage pre-paid, to the parties as follows:

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If to Kreher, to:	David G. Kreher and Pamela S. Kreher
1216 Saddle Crest Road
Wildwood, Missouri 63038

If to Company, to:	Robert L. Montgomery
Chief Executive Officer
Reliv International, Inc.
136 Chesterfield Industrial Boulevard
Chesterfield, Missouri 63005

Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following date of mailing.

                11.           Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral warranties, representations, inducements, understandings, commitments, agreements or contracts. This Agreement may not be modified except by a writing signed by all of the parties.

                12.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective, heirs, personal representatives, successors and assigns.

                13.           Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Missouri.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

RELIV INTERNATIONAL, INC.

	By:	/s/ Robert L. Montgomery

Robert L. Montgomery, CEO
ATTEST:
/s/ Stephen M. Merrick

Secretary
/s/ David G. Kreher

DAVID G. KREHER

/s/ Pamela S. Kreher

PAMELA S. KREHER
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EXHIBIT A TERM PROMISSORY NOTE

$3,457,152	March 14, 2005

                                FOR VALUE RECEIVED, RELIV INTERNATIONAL, INC., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of DAVID G. KREHER and PAMELA S. KREHER (the “Payee”), at the address of Payee 1216 Saddle Crest Road, Wildwood, Missouri 63038, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of THREE MILLION FOUR HUNDRED FIFTY-SEVEN THOUSAND ONE HUNDRED FIFTY-TWO AND NO/100 DOLLARS ($3,457,152) in lawful money of the United States of America and in immediately available funds in installments in the following amounts and dates:

                                On March 31, 2005, the sum of $307,152

                                On March 31, 2006, the sum of $900,000

                                On March 31, 2007, the sum of $900,000

                                On March 31, 2008, the sum of $675,000

                                On March 31, 2009, the sum of $675,000

                                Provided, however, that, in the event that the Employment Agreement among Maker and David G. Kreher for a term expiring on December 31, 2007 shall not be renewed or extended by Maker and shall expire and terminate as of December 31, 2007, the amount set forth herein as being due and payable on March 31, 2008 and on March 31, 2009, shall be due and payable as of January 15, 2008.

                                Maker hereby further promises to pay interest to the order of Payee on the amountof the unpaid principal balance hereof from and after April 1, 2005 at the Interest Rate (as hereinafter defined). Interest on the outstanding principal balance shall accrue on and after April 1, 2005. Such interest shall be paid commencing July 1 , 2005 and on the first day of each calendar quarter thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default shall be payable upon demand.

                                For purposes hereof, (a) the term “Interest Rate” shall mean four percent (4%) per annum; provided, that, the Interest Rate shall mean a rate of two and three quarters percent (2.75%) per annum in excess of the Interest Rate upon and after an Event of Default and, (b) the term “Event of Default” shall mean the failure of Maker to make any payment of principal or interest when due and within ten (10) days after written notice of such failure shall have been given to Maker by Payee.

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                                In the event of an Event of Default, Payee shall be entitled, by written notice to Maker, to accelerate the payment of all outstanding principal and interest hereunder and, upon the date of such acceleration, the entire outstanding principal balance and all accrued interest hereunder be and become immediately due and payable.

                                This Note is issued pursuant to the terms and provisions of a Stock Redemption Agreement among Payee and Maker dated March 14, 2005.

                                Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived by Maker.

                                In the event of an Event of Default, Payee shall be entitled to recover their costs of collection incurred by them including a reasonable sum for their attorneys fees.

                                The validity, interpretation and enforcement of this Note and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of Missouri (without giving effect to principles of conflicts of law).

                                The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Maker. This Note shall be binding upon the successors and assigns of Maker and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term “Maker” shall be deemed to include its successors and assigns and the term “Payee” shall be deemed to include Payee’s successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

ATTEST:	RELIV INTERNATIONAL, INC.

By ______________________________________	By ______________________________________
Its ______________________________________	Its ______________________________________

[Corporate Seal]
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EXHIBIT B PROMISSORY NOTE

$592,848	March 14, 2005

                                FOR VALUE RECEIVED, RELIV INTERNATIONAL, INC., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of PAMELA S. KREHER (the “Payee”), at the address of Payee, 1216 Saddle Crest Road, Wildwood, Missouri 63038, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of FIVE HUNDRED NINETY-TWO THOUSAND EIGHT HUNDRED FORTY-EIGHT AND NO/100 DOLLARS ($592,848) in lawful money of the United States of America and in immediately available funds on March 31, 2005.

                                This Note shall not bear interest on the principal amount outstanding prior to March 31, 2005. After March 31, 2005, interest on the outstanding principal amount hereof outstanding from time to time shall bear interest at the rate of Six and Three Quarters Percent (6.75%) per annum.

                                This note is issued pursuant to the terms and provisions of a Stock Redemption Agreement among Payee and Maker dated March 14, 2005.

                                Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived by Maker.

                                The validity, interpretation and enforcement of this Note and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of Missouri (without giving effect to principles of conflicts of law).

                                The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Maker. This Note shall be binding upon the successors and assigns of Maker and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term “Maker” shall be deemed to include its successors and assigns and the term “Payee” shall be deemed to include Payee’s successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

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ATTEST:	RELIV INTERNATIONAL, INC.

By ______________________________________	By ______________________________________
Its ______________________________________	Its ______________________________________

[Corporate Seal]
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